                                   The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.


   As filed with the Securities and Exchange Commission on February 1, 1994

                                             REGISTRATION NO. 33-_______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               _________________


                             AMSOUTH BANCORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                          6711               63-0591257
(State or other jurisdiction of     (Primary standard      (I.R.S. employer
incorporation or organization)      industrial              identification
                                    classification code     number)
                                    number)

                           1400 AMSOUTH-SONAT TOWER
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 320-7151
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            AMSOUTH BANCORPORATION
                  1989 LONG TERM INCENTIVE COMPENSATION PLAN
                          (full title of the Plan)

                              _________________


                            MARIA B. CAMPBELL, ESQ.
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY

                             AMSOUTH BANCORPORATION
                            1400 AMSOUTH-SONAT TOWER
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 326-5319
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               J. MICHAEL SAVAGE
                          MAYNARD, COOPER & GALE, P.C.
                            1901 SIXTH AVENUE NORTH
                                   SUITE 2400
                           BIRMINGHAM, ALABAMA  35203

                                _________________


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                                     PROPOSED         PROPOSED
 TITLE OF EACH CLASS OF                                                              MAXIMUM          MAXIMUM        AMOUNT OF
 SECURITIES TO BE REGISTERED                                     AMOUNT TO BE     OFFERING PRICE      AGGREGATE      REGISTRATION
                                                                 REGISTERED (1)    PER UNIT(1)    OFFERING PRICE(1)  FEE
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value (and associated
Preferred Stock Purchase Rights).
                                                                 1,500,000         $30.6875        $46,031,250          $15,873
                                                                 shares

===================================================================================================================================


(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and are based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the Wall Street Journal for New York Stock Exchange Composite Transactions on January 25, 1994.

  Pursuant to General Instruction E. of Form S-8, the contents of AmSouth Bancorporation's Registration Statement on Form S-8 (33-35218) are hereby incorporated herein by reference. In addition, the following information is included herein:


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
- ------   ---------------------------------------

  The following documents filed by AmSouth Bancorporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

  1. The Registrant's Annual Report on Form 10-K, for the year ended December 31, 1992.

  2. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1992.

  3. The description of the Registrant's shares of Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement filed by the Registrant to register such securities under the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

  4. The description of the Registrant's Stock Purchase Rights (the "Rights") contained in its Registration Statement on Form 8-A filed with the Commission on July 10, 1989, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Rights offered hereby.

  All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified and superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.
- ------   -------------------------

  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
- ------   --------------------------------------

  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
- ------   -----------------------------------------

  Directors, officers, employees and agents of the Registrant and its subsidiaries or those serving at its request as directors, officers, employees or agents of another corporation or enterprise are entitled to indemnification as expressly permitted by the provisions of the General Corporation Law of the State of Delaware, the Registrant's Restated Certificate of Incorporation, as amended, the charters of the Registrant's subsidiaries and the Registrant's liability insurance. Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
- ------   -----------------------------------

  Not Applicable.

ITEM 8.  EXHIBITS.
- ------   --------

  The following exhibits are filed as part of this Registration Statement:

     5    Opinion of Carl L. Gorday, Counsel of Registrant.

     15   Letter re unaudited interim financial information.

     23.1 Consent of Ernst & Young.

     23.2 Consent of Carl L. Gorday (included in the opinion in Exhibit 5).

     24   Powers of Attorney.

                                  SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 31st day of January, 1994.

                                           AMSOUTH BANCORPORATION

                                           By   /s/John W. Woods
                                              -----------------------------
                                                    (John W. Woods)
                                              (Chairman of the Board,
                                               Chief Executive Officer,
                                               President and A Director)


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of January 31, 1994.



                Signature                               Title                               Date
                ---------                               -----                               ----
                    *                                Chairman of the                January 31, 1994
- -----------------------------------------            Board, Chief
             (John W. Woods)                         Executive Officer,
                                                     President and a
                                                     Director (Principal Executive
                                                     Officer)

                    *                                 Executive Vice                January 31, 1994
- -----------------------------------------             President and
         (M. List Underwood, Jr.)                     Chief Financial
                                                      Officer (Principal
                                                      Financial Officer)

                    *                                 Senior Vice President,        January 31, 1994
- -----------------------------------------             Controller and Chief
             (Ricky W. Thomas)                        Accounting Officer
                                                      (Principal Accounting
                                                      Officer)

                    *                                 A Director and an             January 31, 1994
- -----------------------------------------             Officer
            (C. Stanley Bailey)

                    *                                 A Director                    January 31, 1994
- -----------------------------------------
         (George W. Barber, Jr.)

                    *                                 A Director                    January 31, 1994
- -----------------------------------------
            (William D. Biggs)

                    *                                 A Director                    January 31, 1994
- -----------------------------------------
          (Barney B. Burks, Jr.)

                    *                                 A Director                    January 31, 1994
- -----------------------------------------
         (William J. Cabaniss, Jr.)

                    *                                 A Director                    January 31, 1994
- -----------------------------------------
            (Joseph M. Farley)


                Signature                               Title                               Date
                ---------                               -----                               ----
              *                                       A Director                    January 31, 1994
- -------------------------------
       (M. Miller Gorrie)

              *                                       A Director                    January 31, 1994
- -------------------------------
        (Robert A. Guthans)

              *                                       A Director                    January 31, 1994
- -------------------------------
       (Elmer B. Harris)

              *                                       A Director                    January 31, 1994
- -------------------------------
    (James I. Harrison, Jr.)

              *                                       A Director                    January 31, 1994
- -------------------------------
        (Donald E. Hess)

              *                                       A Director                    January 31, 1994
- -------------------------------
        (Hugh B. Jacks)

              *                                       A Director                    January 31, 1994
- -------------------------------
      (Ronald L. Kuehn, Jr.)

              *                                       A Director                    January 31, 1994
- -------------------------------
    (E. Roberts Leatherbury)

              *                                       A Director                    January 31, 1994
- -------------------------------
  (Mrs. H. Taylor Morrissette)

              *                                       A Director                    January 31, 1994
- -------------------------------
      (Claude B. Nielsen)

              *                                       A Director                    January 31, 1994
- -------------------------------
      (Arthur R. Outlaw)

              *                                       A Director                    January 31, 1994
- -------------------------------
    (Z. Cartter Patten, III)

              *                                       A Director                    January 31, 1994
- -------------------------------
      (Benjamin F. Payton)

              *                                       A Director                    January 31, 1994
- -------------------------------
      (B. Phil Richardson)

              *                                       A Director and an Officer     January 31, 1994
- -------------------------------
        (C. Dowd Ritter)

              *                                       A Director                    January 31, 1994
- -------------------------------
  (William J. Rushton, III)


                Signature                             Title                                 Date
                ---------                             -----                                 ----
              *                                        A Director                   January 31, 1994
- -------------------------------
     (Herbert A. Sklenar)

              *                                       A Director                    January 31, 1994
- -------------------------------
    (W. A. Williamson, Jr.)

              *                                       A Director                    January 31, 1994
- -------------------------------
      (Spencer H. Wright)

By:   /s/Carl L. Gorday
   ----------------------------
       (Carl L. Gorday)
       Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit                           Exhibit                           Page
  No.                             -------                            No.
- -------                                                             ----

  5            Opinion of Carl L. Gorday, Counsel of Registrant.

  15           Letter re unaudited interim financial information.

  23.1         Consent of Ernst & Young.

  23.2 Consent of Carl L. Gorday (included in the opinion in Exhibit 5).

  24           Powers of Attorney.
